Exhibit 99
FOR IMMEDIATE RELEASE

Quad Continues to Advance Strategic Transformation as a Marketing Solutions Partner During COVID-19

Company Takes Actions to Augment Quad 3.0 Strategy and Provide Additional Financial Flexibility, Including the Divestiture of Its Kentucky Book Facility

SUSSEX, WI, July 1, 2020 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today announced it continues to execute on its transformation strategy, while managing through the COVID-19 pandemic, by further aligning its business portfolio, strengthening its product and service offering, and improving its financial flexibility through a recent amendment to the Company’s existing credit agreement. Quad also continues to carry out business continuity plans in response to the COVID-19 pandemic, prioritizing the health and well-being of its employees, protecting its financial health, and providing extraordinary client service.

Recent Actions:
•Quad completed the sale of its Versailles, Ky., book manufacturing plant, to CJK Group, Inc., which serves book, magazine, catalog, and journal publishers. This initiative was the first step in the previously announced strategic decision to divest the Company’s book business to optimize its product portfolio. Quad expects to use the proceeds from the sale to reduce debt.

•The Company obtained an amendment to its existing April 28, 2014, senior secured credit facility that widens the leverage ratio by an estimated 0.75x to 1.0x turn through the third quarter of 2021. As a part of this agreement, Quad maintains the ability to complete certain acquisitions during the relief period and has agreed to reduce the revolver capacity, which was previously expanded to support a subsequently terminated acquisition, from $800 million to $500 million. The agreement’s maturity remains January 2024, and Quad’s next nearest debt maturity is the 7% senior unsecured notes due May 2022.

•Quad recently strengthened its leadership team at its integrated marketing agency, Periscope, with the addition of new President, Cari Bucci-Hulings. Bucci-Hulings is an industry expert who has driven highly successful product development and business growth platforms, and most recently served as President of MARC USA, one of the largest independent agencies in the country.

•The Company also continues to scale Accelerated Insights, its proprietary virtual testing platform, to help clients in multiple industry verticals predict which combination of format, offer, message and imagery will be most effective in print. The unparalleled testing methodology drives improved response at a fraction of the time and cost of traditional testing. Quad recently brought aboard senior-level data analytics and business insights talent to expand the solution beyond direct mail and catalogs to packaging and other retail uses.

Joel Quadracci, Chairman, President & CEO of Quad, said: “We continue to execute against our Quad 3.0 strategy by optimizing our product portfolio and ensuring we have the financial flexibility to navigate today’s fluid environment and emerge a stronger company post-pandemic. Today, we announce the divestiture of our book manufacturing facility in Versailles, Ky., to CJK Group. We are very happy to have found a great home for our talented team in Versailles while we continue to make progress on the potential sale of our remaining two East Coast book plants.”

Quadracci continued: “We are also pleased to have proactively completed an amendment to our existing credit agreement to further enhance our financial flexibility and ability to continue to invest in our strategic priorities. Given that the severity and duration of the COVID-19 pandemic on the global economy remains unknown, we believed it was prudent to take these proactive measures from both a risk-management and opportunistic perspective. We will continue to prioritize maximizing Free Cash Flow generation in order to reduce our overall debt levels as we progress through fiscal 2020, and have access to more than $500 million of estimated liquidity as of June 30, 2020.”

Quadracci concluded: “Our team remains highly proactive as we continue to pursue innovative new products, services and solutions for our clients, and invest in talent that will continue to deliver competitive advantages. We are thrilled to welcome Cari Bucci-Hulings, a results-oriented, growth-minded leader, as President of Periscope. Cari has deep experience in building strong service offerings, cultures and creative communities that serve the constantly evolving needs of today’s marketers. We look forward to her experience and energy, and the fresh perspective she will bring to Periscope as we continue to build an agile agency that is part of Quad’s integrated marketing platform that delivers brilliant strategy, world-class creative and effective solutions like Accelerated Insights for our clients.”

Credit Agreement Amendment Arrangers and Advisors

JPMorgan Chase Bank, N.A., acted as Lead Left, Bookrunner and Administrative Agent for the transaction. Bank of America, N.A., BMO Capital Markets Corp., Fifth Third Bank National Association, PNC Capital Markets LLC, and U.S. Bank National Association were Joint Lead Arrangers and Joint Bookrunners. The Company was advised by Foley & Lardner LLP, and JPMorgan Chase was advised by Sidley Austin LLP.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the uncertain negative impacts the coronavirus (COVID-19) will have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general; the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor- related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation into a marketing solutions partner; the failure to successfully identify, manage, complete and integrate acquisitions and other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of changes in postal rates, service levels or regulations; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission (including as so supplemented and amended in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2020).

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad

Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, financial/insurance, healthcare, consumer packaged goods, publishing and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact

Katie Krebsbach
Investor Relations Lead, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com
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